UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:
Justin W. Chairman, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5061	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On October 18, 2013, RCM Technologies, Inc., a Nevada corporation (“RCM” or the “Company”), filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies to be used at Company’s 2013 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”).

Press Release Dated October 28, 2013

Attached hereto as Exhibit 1 is RCM’s press release, dated October 28, 2013, announcing that RCM’s Board of Directors (the “Board”) had approved a new stock repurchase program to repurchase up to $5.0 million of RCM's outstanding shares of common stock from time to time over the next 12 months. In accordance with applicable securities and other laws, including Rule 10b-18 of the Securities Exchange Act of 1934, the stock repurchases may be made from time to time in the open market or in privately negotiated transactions, depending on market conditions, share price and availability and other factors at RCM's discretion. The stock repurchase program may be suspended or discontinued at any time without prior notice.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting.  RCM has filed the Preliminary Proxy Statement and intends to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”).

STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is or will be set forth in the Preliminary Proxy Statement and the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. Such information can also be found in the following filings with the SEC:

·	RCM’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed with the SEC on February 21, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on April 26, 2013;
·
RCM’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 30, 2013, filed with the SEC on May 10, 2013, and for the fiscal quarter ended June 29, 2013, filed with the SEC on August 8, 2013;

·	RCM’s Current Reports on Form 8-K filed with the SEC on January 31, 2013, March 12, 2013, May 29, 2013, October 1, 2013 and October 21, 2013;
·	RCM’s preliminary proxy statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on October 18, 2013; and
·	RCM’s definitive proxy statement for the 2012 Annual Meeting of Stockholders, filed with the SEC on April 27, 2012.

To the extent holdings of RCM’s securities have changed since the amounts shown in the definitive proxy statement for the 2012 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ  08109. In addition, copies of the proxy materials, when available, may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.